Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated May 24, 2021, relating to the balance sheet of D8 Holdings Corp. as of December 31, 2020, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from May 6, 2020 (inception) through December 31, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 15, 2021